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                                                                    EXHIBIT 23.2
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                          INDEPENDENT AUDITOR'S CONSENT
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We consent to the inclusion within this Registration Statement on Form SB-2 of our report dated March 17, 2003 on our audit of the financial statements of the Company as of December 31, 2002 and for the period ended February 8, 2002 (inception) to December 31, 2002. We also consent to the reference to our firm under the caption "Experts" in the Registration Statement on Form SB-2.

/s/ Kabani & Company, Inc.

Kabani & Company, Inc.

Fountain Valley, California
May 14, 2003